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               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                             At March 31, 1998
                                (Unaudited)
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                                                                         (In Thousands)
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Utility plant, at original cost                             $ 5,896,726
 Less accumulated provisions for depreciation and amortization2,030,580
                                                            -----------
                                                              3,866,146
Construction work in progress                                    42,945
                                                            -----------
      Net utility plant                                       3,909,091
                                                            -----------
Investments:
 Nuclear power companies, at equity                              50,638
 Other subsidiaries, at equity                                   37,771
 Other investments                                              124,807
                                                            -----------
      Total investments                                         213,216
                                                            -----------
Current assets:
 Cash                                                            20,648
 Accounts receivable, less reserve of $18,692,000               259,863
 Unbilled revenues                                               62,907
 Fuel, materials, and supplies, at average cost                  78,733
 Prepaid and other current assets                                67,071
                                                            -----------
      Total current assets                                      489,222
                                                            -----------
Accrued Yankee nuclear plant costs                              285,273
Deferred charges and other assets                               375,214
                                                            -----------
                                                            $ 5,272,016
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                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
 Common share equity:
   Common shares, par value $1 per share:
     Authorized - 150,000,000 shares
     Issued - 64,969,652 shares
     Outstanding - 64,183,918 shares                        $    64,970
 Paid-in capital                                                736,699
 Retained earnings                                              973,521
 Treasury stock - 785,734 shares                               (30,946)
 Unrealized gain on securities, net                               6,954
                                                            -----------
      Total common share equity                               1,751,198

 Minority interests in consolidated subsidiaries                 42,676
 Cumulative preferred stock of subsidiaries                      39,087
 Long-term debt                                               1,367,173
                                                            -----------
      Total capitalization                                    3,200,134
                                                            -----------
Current liabilities:
 Long-term debt due within one year                              25,320
 Short-term debt                                                334,325
 Accounts payable                                               167,664
 Accrued taxes                                                   59,612
 Accrued interest                                                20,343
 Dividends payable                                               36,215
 Other current liabilities                                      103,534
                                                            -----------
      Total current liabilities                                 747,013
                                                            -----------
Deferred federal and state income taxes                         713,721
Unamortized investment tax credits                               89,499
Accrued Yankee nuclear plant costs                              285,273
Other reserves and deferred credits                             236,376
                                                            -----------
                                                            $ 5,272,016
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